Exhibit 10.54

THOMAS F. HELMS, JR.

Chairman of the Board & Chief Executive Officer

VIA FEDERAL EXPRESS

October 1, 2004

Mr. Jack Africk

Evolution Partners LLC

1200 N. Federal Highway, Suite 211

Boca Raton, FL 33431

Dear Jack:

We are pleased that you are willing to continue as a consultant to North Atlantic Trading Company, Inc. As I have often said, we greatly value your expertise and wisdom.

As discussed, the prior terms of your Consulting Agreement shall remain unchanged except that the term shall be extended to December 31, 2005. Those terms will include your annual compensation of $100,000.00, Claudia M. Bayarri on the National Tobacco payroll at a salary of $26,800 plus applicable benefits, and a cellular phone for your use.

Further, your contract shall be automatically renewed for additional one year terms (each such term to run form January 1 through December 31 of the year) unless either party give written notice to the other forty-five (45) days prior to the end of the prior term.

If this letter accurately reflects our understanding, kindly so indicate by signing one of the enclosed duplicate originals and returning it to my attention.

Sincerely.
/s/ Tom

/s/ Jack Africk	10/12/04
Jack Africk	Date

257 PARK AVENUE SOUTH, NEW YORK, NEW YORK 10010 - (212) 253-8185 FAX (212) 253-8296